NEWS RELEASE                                                 [ONYX GRAPHIC LOGO]

FRIDAY, FEBRUARY 13, 2003

CONTACT:        DON P. DUFFY
                EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                ONYX ACCEPTANCE CORPORATION
                (949) 465-3500
                EMAIL: INVESTOR@ONYXCO.COM

                ONYX ACCEPTANCE REPORTS FOURTH QUARTER EARNINGS

FOOTHILL RANCH, Calif., February 13 /PRNewswire-FirstCall/ -- Onyx Acceptance Corporation (Nasdaq: ONYX - news) announced today its financial and operational results for the quarter ended December 31, 2002.

Net income and earnings per diluted share for the quarter were $924 thousand and $0.18 respectively, compared to $359 thousand and $0.07 for the quarter ended December 31, 2001. For the year ended December 31, 2002, net income and earnings per diluted share were $2.3 million and $0.45 respectively, compared to $4.4 million and $0.84 for the year ended December 31, 2001.

"Delivering on our commitment to improve credit quality and increase operating efficiencies, we completed the year with lower delinquency and loss rates and reduced overall operating expenses. Specifically, this ongoing commitment has produced the following results:

      - An improvement in the Company's key static pool loss and delinquency rates after the third quarter, 2000. On a portfolio basis, the Company has experienced a 36%
            decrease in delinquency rates since December of 2001 and a 23% decline in the quarterly loss percentage when compared to the same period in 2001.

      - A steady increase in customer credit scores, resulting in the 2001 and 2002 securitization transactions currently outperforming original projections. The weighted average credit score of contracts securitized in the fourth quarter of 2002 was 56 points higher than the weighted average credit score for the securitization executed in the third quarter of 2000.

      - A $4.9 million reduction in total operating expenses for the year, versus 2001. The Company reached a milestone by achieving an operating cost ratio below 3% for the twelve months ended December 31, 2002.

      - Net income and EPS amounts for 2002 have been impacted by adverse performance of certain 1999 and 2000 securitization transactions. Without charges related to these transactions, net income and earnings per share for the year would have been $11.7 million and $2.29, respectively.

The continued lackluster performance of the U.S. economy in the aftermath of the events of September 11 and the softening of the used car market caused by aggressive financing incentives offered by many captive finance companies throughout 2002, adversely affected our operating results. Faced with these issues, we held steadfast with our focus on credit quality and improved operating efficiencies. With the performance of our 2001 and 2002 securitizations, coupled with the anticipated liquidation of four pre-2001 transactions in 2003, we expect to show improved results in the forthcoming quarters. We believe that 2003 will provide many opportunities for Onyx, as we continue to build on our existing dealer relationships and create additional financial partnerships. In this area, we have expanded and diversified our lending lines with the execution of a new $150.0 million warehouse facility sponsored by CDC Financial Products and guaranteed by XL Capital Assurance Inc., while still maintaining our current relationships with Triple-A One Funding Corporation and MBIA Insurance Corporation, thereby improving our liquidity position for the upcoming year. We look forward to further opportunities in 2003," said John W. Hall, President and Chief Executive Officer of Onyx Acceptance Corporation.

REVENUES:

Total revenues for the fourth quarter were $24.0 million compared to $22.4 million for the fourth quarter of 2001. For the year ended December 31, 2002, total revenues were $92.9 million, compared to $101.0 million for the same period in 2001. Total revenues are comprised of net interest income, service fee income and securitization gains net of any impairment losses.

Net interest income increased to $7.8 million for the quarter ended December 31, 2002, compared to $3.9 million for the same period in 2001. For the year, net interest income increased to $26.9 million, compared to $14.4 million for the same period in 2001. The increase in net interest income was principally due to an increase in earnings on the Company's securitization transactions.

Service fee income decreased to $12.6 million for the quarter, from $13.9 million for the fourth quarter of 2001. For the year ended December 31, 2002, service fee income was $52.1 million, compared to $55.8 million for the same period in 2001. The reduction in service fee income was principally due to a reduction in investment income received on trust cash accounts during the periods as well as the effects of EITF 99-20.

The gain on our securitization transaction increased to $10.5 million for the quarter ended December 31, 2002, compared to $7.2 million for the same period in 2001. Favorable net interest rate spreads and a higher securitization balance were the principal reasons for the increase in revenue recorded from the fourth quarter securitization. The net gain on sale was $3.6 million and $4.6 million for the quarters ended December 31, 2002 and 2001, respectively. The reduction in net gain principally reflects the adverse performance of six securitizations executed during 1999 and 2000 which resulted in impairment charges for the fourth quarter and year ended 2002 of $6.5 million and $16.1 million, respectively, compared to $3.3 million for the year and quarter ended December 31, 2001. The Company anticipates that four of the six securitizations will be liquidated by the end of 2003, but may continue to have adverse effects on recorded balances until such time. The Company's 2001 and 2002 securitizations are currently performing better than original projections, and, as a result, have generated a fair value increase of approximately $8.7 million which will be recognized as income over the life of the corresponding securitizations. The improved performance during this two-year period was due to Management's efforts beginning in the fourth quarter of 2000 to shift the Company's purchases of contracts to a higher percentage of better credit quality product. The result has been slower volume growth, but an improvement in overall borrower credit statistics.

OPERATING EXPENSES:

In accordance with Management's ongoing focus on operating efficiencies, the Company achieved a reduction in operating expenses of $4.9 million for the year ended December 31, 2002, compared to the same period in 2001, and a reduction of the operating cost ratio to 2.94% versus 3.18%. Operating expenses totaled $20.9 million or 2.87% of average serviced contracts for the fourth quarter 2002, down from 3.04% or $21.8 million for the same period in 2001. The reduction in operating expense as a percent of average serviced assets occurred during a period of little or no portfolio growth and is the result of renegotiated vendor contracts, an improvement in system efficiencies, a reduction in collection and professional related services, and the general improvement in the performance of the serviced portfolio since December 2001.

CONTRACT PURCHASES:

Contract purchases for the quarter ended December 31, 2002 were $389.7 million, compared to $365.3 million for the fourth quarter, 2001, an increase of 6.7%. The increase in volume over the three-month period ended December 31, 2001, reflects the immediate aftermath of

September 11, 2001, and the impact of subsidized financing incentives offered by many captive finance companies. For the years ended December 31, 2002 and 2001, contract purchases remained consistent, totaling $1.6 billion in each such period.

PORTFOLIO PERFORMANCE:

Total delinquency as a percentage of the serviced portfolio decreased from 4.01% at December 31, 2001, to 2.58% at year-end 2002, and further decreased to 2.04% as of January 31, 2003. The reduction in delinquency is principally due to the Company's efforts to improve borrower credit statistics. Annualized net charge-offs as a percent of the average serviced portfolio decreased to 2.42% during the fourth quarter of 2002, from 3.13% for the same period in 2001. For the year, net charge-offs were 2.77% of the average serviced portfolio, compared to 2.78% for 2001. With sustained improvements in credit quality, reductions in delinquency rates and the anticipated recovery of the economy, Management expects that the Company will experience lower loss rates in the forthcoming quarters. The Company's allowance for estimated credit losses on securitized assets was 4.0 % at December 31, 2002, compared to 4.2% at December 31, 2001.

RECENT DEVELOPMENTS:

The Company, through its renewable unsecured subordinated note program launched during the first quarter of 2002, raised $6.9 million in the fourth quarter of 2002 and $15.0 million for the year. Additionally, during the first quarter, 2003, the Company securitized $400 million of contracts and executed a new $150.0 million warehouse facility sponsored by CDC Financial Products and guaranteed by XL Capital Assurance Inc. In conjunction with the procurement of the new warehouse facility, the Company elected to reduce its line with Triple-A One Funding Corporation and MBIA to $300 million from $355 million, effective February 1, 2003.

Onyx Acceptance Corporation is a specialized automobile finance company based in Foothill Ranch, CA. Onyx provides financing to franchised and select independent dealerships throughout the United States.

This news release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, including statements regarding the Company's growth opportunities for 2003, the performance of the Company's outstanding securitization transactions, the Company's expected loss, charge-off and delinquency rates, the Company's ability to achieve adequate interest rate margins, the effects of economic factors on consumer debt and the continued availability of liquidity sources in coming quarters. Other important factors are detailed in the Company's annual report on Form 10-K for the year ended December 31, 2001, and on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

For information about Onyx Acceptance Corporation, please visit the Investor Relations section of our website at www.onyxco.com.

                  ONYX ACCEPTANCE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                             (UNAUDITED)      (AUDITED)
                                                   (IN THOUSANDS)
                                                   --------------
                                             December 31,     December 31,
                                                 2002            2001
                                                 ----            ----
ASSETS

   CASH & CASH EQUIVALENTS                    $  3,502        $  1,135
   CONTRACTS HELD FOR SALE - (1)               166,372         189,265
   CONTRACTS HELD FOR INVESTMENT- (2)           11,315           2,259
   CREDIT ENHANCEMENT ASSETS                   177,108         184,300
   OTHER  ASSETS                                 9,639           9,326
                                              --------        --------
          TOTAL ASSETS                        $367,936        $386,285
                                              ========        ========
LIABILITIES AND EQUITY
   LIABILITIES
      DEBT                                    $238,733        $274,595
      OTHER LIABILITIES                         63,834          51,989
                                              --------        --------
          TOTAL LIABILITIES                    302,567         326,584

          TOTAL EQUITY                          65,369          59,701
                                              --------        --------
          TOTAL LIABILITIES AND EQUITY        $367,936        $386,285
                                              ========        ========

  (1)  Net of Unearned Discounts
  (2)  Net of Unearned Discounts and allowance

                  ONYX ACCEPTANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                   Three Months Ended                   Twelve Months Ended
                                                    December 31,                           December 31,
                                                   (In Thousands)                         (In Thousands)
                                               2002              2001                 2002                 2001
                                               ----              ----                 ----                 ----
REVENUES:

    Net Interest Income                   $     7,782        $     3,931         $    26,938         $    14,404
    Gain on Sale of Contracts, net              3,602              4,598              13,904              30,765
    Service Fee Income                         12,590             13,899              52,062              55,833
                                          -----------        -----------         -----------         -----------
Total Revenues                                 23,974             22,428              92,904             101,002

EXPENSES:
    Provision for Credit Losses                   453                114                  (8)              1,079
    Interest Expense                            1,101               (115)              4,255               2,917
    Operating Expenses                         20,840             21,830              84,660              89,535
                                          -----------        -----------         -----------         -----------
Total Expenses                                 22,394             21,829              88,907              93,531
                                          -----------        -----------         -----------         -----------
Income before Income Taxes                      1,580                599               3,997               7,471
Income Taxes                                      656                240               1,658               3,061
                                          -----------        -----------         -----------         -----------
NET INCOME                                $       924        $       359         $     2,339         $     4,410
                                          ===========        ===========         ===========         ===========
NET INCOME PER  SHARE - BASIC             $      0.18        $      0.07         $      0.46         $      0.88
NET INCOME PER  SHARE - DILUTED           $      0.18        $      0.07         $      0.45         $      0.84
BASIC SHARES OUTSTANDING                    5,086,793          5,078,046           5,085,384           5,026,087
DILUTED SHARES OUTSTANDING                  5,133,860          5,286,196           5,179,098           5,232,390

                  ONYX ACCEPTANCE CORPORATION AND SUBSIDIARIES
                           DELINQUENCY AND LOSS RATES
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                              DECEMBER 31,                   DECEMBER 31,
                                                                2002                            2001
                                                                ----                            ----
DELINQUENCY EXPERIENCE
                                                     NUMBER OF                        NUMBER OF
                                                     CONTRACTS           $            CONTRACTS            $
                                                     ---------           -            ---------            -
Serviced Portfolio                                    291,898       $2,905,968          289,426       $2,864,338

Serviced Delinquency

               31 to 59 days                            6,957       $   51,645            8,916       $   78,056
               60 to 89 days                            1,940           14,127            2,456           20,859
               90 days or more                          1,593            9,118            2,023           15,887
                                                       ------       ----------           ------       ----------
               Total                                   10,490       $   74,890           13,395       $  114,802

Delinquency as a percentage
of number and amount of contracts                        3.59%            2.58%            4.63%            4.01%
Net of Repossessed Inventory and Bankruptcies


                                             THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                               DECEMBER 31,                      DECEMBER 31,
                                               ------------                      ------------
LOSS EXPERIENCE
                                          2002              2001              2002            2001
                                          ----              ----              ----            ----
Average Contracts Serviced
during the period                       $2,902,932       $2,871,141       $2,883,497       $2,818,572

Gross Charge-offs                       $   20,575       $   25,443       $   97,074       $   90,772

Recoveries                              $    2,995       $    2,982       $   17,271       $   12,361

Net Charge-offs                         $   17,580       $   22,461       $   79,803       $   78,411

Net Charge-offs as a percentage               2.42%            3.13%            2.77%            2.78%
of contracts outstanding during
the period.*

*Annualized

                           ONYX ACCEPTANCE CORPORATION

      Static Pool Information for securitized pools outstanding for the period from the date of securitization through December 31, 2002

MONTH   98-B   98-C    99-A   99-B   99-C   99-D   00-A   00-B   00-C   00-D   01-A   01-B   01-C   01-D  02-A   02-B   02-C  02-D
   1    0.00%  0.00%   0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  0.00%  0.00% 0.00%
   2    0.00%  0.02%   0.00%  0.00%  0.01%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  0.00%  0.00% 0.00%
   3    0.02%  0.02%   0.02%  0.03%  0.03%  0.01%  0.02%  0.02%  0.01%  0.00%  0.00%  0.01%  0.00%  0.00% 0.01%  0.00%  0.00% 0.00%
   4    0.08%  0.04%   0.05%  0.07%  0.06%  0.04%  0.04%  0.04%  0.03%  0.02%  0.02%  0.03%  0.02%  0.02% 0.01%  0.01%  0.01%
   5    0.19%  0.15%   0.11%  0.14%  0.16%  0.09%  0.11%  0.10%  0.06%  0.07%  0.07%  0.10%  0.05%  0.04% 0.02%  0.04%  0.06%
   6    0.33%  0.27%   0.21%  0.27%  0.28%  0.15%  0.18%  0.17%  0.11%  0.15%  0.12%  0.18%  0.11%  0.08% 0.07%  0.10%  0.11%
   7    0.45%  0.46%   0.35%  0.43%  0.47%  0.24%  0.37%  0.30%  0.26%  0.26%  0.20%  0.30%  0.18%  0.14% 0.12%  0.17%
   8    0.61%  0.57%   0.49%  0.60%  0.64%  0.43%  0.63%  0.44%  0.41%  0.39%  0.31%  0.39%  0.29%  0.22% 0.19%  0.23%
   9    0.82%  0.74%   0.63%  0.85%  0.83%  0.59%  0.87%  0.67%  0.65%  0.50%  0.47%  0.50%  0.38%  0.32% 0.26%  0.33%
  10    0.95%  0.94%   0.81%  1.07%  1.09%  0.76%  1.05%  0.90%  0.85%  0.65%  0.60%  0.65%  0.48%  0.44% 0.34%
  11    1.10%  1.12%   1.04%  1.34%  1.31%  0.99%  1.27%  1.11%  1.08%  0.85%  0.77%  0.77%  0.59%  0.51% 0.39%
  12    1.20%  1.30%   1.29%  1.56%  1.47%  1.20%  1.59%  1.38%  1.29%  1.03%  0.95%  0.89%  0.70%  0.59% 0.48%
  13    1.36%  1.54%   1.49%  1.79%  1.62%  1.41%  1.82%  1.57%  1.42%  1.25%  1.14%  1.04%  0.78%  0.69%
  14    1.48%  1.73%   1.72%  1.90%  1.77%  1.52%  2.03%  1.84%  1.65%  1.41%  1.31%  1.19%  0.89%  0.77%
  15    1.64%  1.90%   1.90%  2.08%  2.00%  1.70%  2.25%  2.08%  1.93%  1.62%  1.47%  1.33%  1.00%  0.85%
  16    1.89%  2.10%   2.10%  2.23%  2.08%  2.00%  2.48%  2.26%  2.16%  1.86%  1.64%  1.43%  1.11%
  17    2.05%  2.28%   2.26%  2.42%  2.29%  2.17%  2.64%  2.42%  2.42%  2.04%  1.78%  1.55%  1.23%
  18    2.22%  2.51%   2.46%  2.63%  2.48%  2.40%  2.80%  2.69%  2.65%  2.20%  1.96%  1.67%  1.34%
  19    2.37%  2.71%   2.59%  2.71%  2.61%  2.61%  2.98%  2.96%  2.97%  2.41%  2.10%  1.80%
  20    2.50%  2.83%   2.71%  2.89%  2.73%  2.87%  3.25%  3.20%  3.25%  2.60%  2.25%  1.94%
  21    2.67%  2.95%   2.83%  3.08%  2.92%  3.05%  3.52%  3.44%  3.48%  2.75%  2.36%
  22    2.79%  3.08%   2.88%  3.21%  3.07%  3.20%  3.69%  3.69%  3.70%  2.92%  2.49%
  23    2.92%  3.25%   3.03%  3.31%  3.22%  3.33%  3.91%  3.94%  3.95%  3.03%  2.61%
  24    3.06%  3.39%   3.21%  3.43%  3.32%  3.53%  4.12%  4.18%  4.18%  3.16%
  25    3.14%  3.45%   3.28%  3.55%  3.43%  3.70%  4.32%  4.39%  4.37%  3.32%
  26    3.23%  3.57%   3.34%  3.67%  3.65%  3.88%  4.52%  4.57%  4.54%  3.45%
  27    3.28%  3.72%   3.47%  3.77%  3.79%  4.03%  4.71%  4.74%  4.74%
  28    3.35%  3.81%   3.61%  3.88%  3.90%  4.22%  4.87%  4.91%  4.88%
  29    3.45%  3.91%   3.67%  4.01%  4.03%  4.42%  5.04%  5.07%  5.03%
  30    3.50%  4.05%   3.78%  4.14%  4.19%  4.58%  5.23%  5.22%  5.18%
  31    3.57%  4.13%   3.85%  4.25%  4.28%  4.71%  5.35%  5.36%
  32    3.67%  4.21%   3.96%  4.37%  4.43%  4.84%  5.48%  5.53%
  33    3.73%  4.27%   4.07%  4.49%  4.60%  4.98%  5.61%  5.67%
  34    3.81%  4.33%   4.18%  4.55%  4.71%  5.11%  5.74%
  35    3.86%  4.42%   4.25%  4.66%  4.83%  5.21%  5.85%
  36    3.91%  4.46%   4.32%  4.79%  4.95%  5.32%
  37    4.00%  4.55%   4.37%  4.86%  5.00%  5.46%
  38    4.04%  4.63%   4.44%  4.94%  5.07%  5.55%
  39    4.08%  4.73%   4.51%  5.00%  5.15%  5.63%
  40    4.13%  4.76%   4.56%  5.05%  5.22%
  41    4.18%  4.80%   4.66%  5.12%  5.30%
  42    4.21%  4.87%   4.69%  5.17%
  43    4.23%  4.94%   4.72%  5.21%
  44    4.25%  5.00%   4.77%  5.23%